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                                                                    EXHIBIT 11
                      McKESSON CORPORATION - CONSOLIDATED
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       FOR THE FIVE YEARS ENDED MARCH 31
                    (in thousands except per share amounts)


                                                               1996       1995       1994       1993          1992
                                                             --------  ----------  ---------  ---------  -------------
FULLY DILUTED EARNINGS PER SHARE

Income (loss) after taxes from continuing operations         $135,433  $(193,174)  $126,428   $ 95,070   $  22,077
Dividend requirements - convertible preferred stocks                -          -          -          -      (7,081)/(1)/
Interest charges on convertible debentures - net of tax             -          -         18      1,352           - /(2)/
Contribution adjustment - Series B ESOP convertible
   preferred stock/(3)/                                             -     (1,836)    (3,706)    (3,758)          - /(2)/
                                                             --------  ---------   --------   --------   ---------
                                                              135,433   (195,010)   122,740     92,664      14,996
Discontinued operations                                             -     21,028     30,628     19,665      10,256
Discontinued operations - gain on sale of PCS                       -    576,656          -          -           -
Extraordinary item                                                  -          -     (4,186)         -           -
Cumulative effects of accounting changes                            -          -    (16,660)         -    (110,500)
                                                             --------  ---------   --------   --------   ---------
   Total                                                     $135,433  $ 402,674   $132,522   $112,329   $( 85,248)
                                                             ========  =========   ========   ========   =========

Fully diluted shares
 Common shares outstanding/(4)/                                46,740     43,568     40,943     40,025      38,776
 Convertible securities - dilutive                                  -      1,882      3,160      4,783           - /(2)/
                                                             --------  ---------   --------   --------   ---------
   Total                                                       46,740     45,450     44,103     44,808      38,776
                                                             ========  =========   ========   ========   =========

Fully diluted earnings (loss) per share
 Continuing operations                                       $   2.90  $   (4.29)  $   2.78   $   2.07   $     .39
 Discontinued operations                                            -        .46        .70        .44         .26
 Discontinued operations - gain on sale of PCS                      -      12.69          -          -           -
 Extraordinary item                                                 -          -       (.10)         -           -
 Cumulative effects of accounting changes                           -          -       (.38)         -       (2.85)
                                                             --------  ---------   --------   --------   ---------
                                                             $   2.90  $    8.86   $   3.00   $   2.51   $   (2.20)
                                                             ========  =========   ========   ========   =========

PRIMARY EARNINGS PER SHARE
Income (loss) after taxes from continuing operations         $135,433  $(193,174)  $126,428   $ 95,070   $  22,077
Dividend requirements - convertible preferred stocks/(1)/           -     (3,501)    (7,052)    (7,010)     (7,081)
                                                             --------  ---------   --------   --------   ---------
                                                              135,433   (196,675)   119,376     88,060      14,996
Discontinued operations                                             -     21,028     30,628     19,665      10,256
Discontinued operations - gain on sale of PCS                       -    576,656          -          -           -
Extraordinary item                                                  -          -     (4,186)         -           -
Cumulative effects of accounting changes                            -          -    (16,660)         -    (110,500)
                                                             --------  ---------   --------   --------   ---------
   Total                                                     $135,433  $ 401,009   $129,158   $107,725   $ (85,248)
                                                             ========  =========   ========   ========   =========

Common shares outstanding/(4)/                                 46,646     43,568     40,789     40,025      38,776
                                                             ========  =========   ========   ========   =========

Primary earnings per share
 Continuing operations                                       $   2.90  $   (4.51)  $   2.93   $   2.20   $     .39
 Discontinued operations                                            -        .48        .75        .49         .26
 Discontinued operations - gain on sale of PCS                      -      13.23          -          -           -
 Extraordinary item                                                 -          -       (.10)         -           -
 Cumulative effects of accounting changes                           -          -       (.41)         -       (2.85)
                                                             --------  ---------   --------   --------   ---------
   Total                                                     $   2.90  $    9.20   $   3.17   $   2.69   $   (2.20)
                                                             ========  =========   ========   ========   =========

(1) Net of certain related tax benefits.
(2) 1992 fully diluted earnings per share computation excludes the effect of convertible securities which were anti-dilutive.
(3) Represents the assumed additional ESOP contribution expense that the Company would have incurred if the Series B ESOP convertible preferred stock had been converted at the beginning of the period presented.
(4) Common shares outstanding have been computed by adding the monthly average (beginning of the month plus end of the month divided by 2), dividing the aggregate by 12 and adjusting this total for dilutive stock options using the treasury stock method.

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